                                 Bio-logic(R)

                                 Systems Corp.

                              One Bio-logic Plaza
                           Mundelein, Illinois 60060

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 19, 1999

                               ----------------

To our Stockholders:

   Notice is hereby given that the Annual Meeting of Stockholders of BIO-LOGIC SYSTEMS CORP., will be held at the Company's headquarters, One Bio-logic Plaza, Mundelein, Illinois 60060 on August 19, 1999, at 10:00 A.M. Central Daylight Time, for the following purposes:

  1. To elect two Class I directors to hold office for a term of three years and until their successors are elected and qualified; and

  2. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

   The close of business on June 23, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly in the accompanying envelope which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors

                                          Gabriel Raviv, Ph.D., President
                                          and Chief Executive Officer

Mundelein, Illinois
June 25, 1999

                                PROXY STATEMENT

                               ----------------

                               ANNUAL MEETING OF
                                 STOCKHOLDERS

                               ----------------

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bio-logic Systems Corp. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Company's headquarters, One Bio-logic Plaza, Mundelein, Illinois 60060 on August 19, 1999, at 10:00 A.M. Central Daylight Time, and at any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The persons named in the enclosed proxy form will vote the shares for which they are appointed in accordance with the directions of the stockholders appointing them. If the enclosed form of proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated thereon, such shares will be voted for the election of the nominees set forth under the caption "Election of Directors." Any stockholder giving such a proxy may revoke it at any time before it is exercised.

   Only holders of shares of Common Stock of record at the close of business on June 23, 1999, are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote 3,987,134 shares of Common Stock, each entitled to one vote upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Common Stock represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the Common Stock so represented is necessary to elect the nominees for election as directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's Common Stock will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter even though the stockholder may interpret such action differently. Accordingly, except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

   The principal executive offices of the Company are located at One Bio-logic Plaza, Mundelein, Illinois 60060. The Company expects to mail this Proxy Statement and the accompanying form of proxy on or about June 25, 1999.

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, each director of the Company, each executive officer of the Company named under "Executive Compensation" and all officers and directors of the Company as a group as of June 23, 1999:

  Name of Beneficial                         Amount and Nature of     Percent
Holder or Identity of Group                Beneficial Ownership (1) of Class (2)
---------------------------                ------------------------ -----------
Gabriel Raviv, Ph.D.......................         279,292(3)           6.9%
c/o Bio-logic Systems Corp.
One Bio-logic Plaza
Mundelein, IL 60060

Gil Raviv, Ph.D...........................         593,687(4)          14.9%
933 Sutton Drive
Northbrook, IL 60062


  Name of Beneficial                        Amount and Nature of     Percent
Holder or Identity of Group               Beneficial Ownership (1) of Class (2)
---------------------------               ------------------------ -----------
Charles Z. Weingarten, M.D...............          249,601(5)          6.2%
c/o Bio-logic Systems Corp.
One Bio-logic Plaza
Mundelein, IL 60060

Bernard Levine, M.D......................          385,143(6)          9.7%
c/o New York Medical Center
Department of Medicine
550 First Avenue
New York, NY 10016

Irving Kupferberg........................           23,250(7)            *

Craig W. Moore...........................           14,500(8)            *

Albert Milstein..........................           38,750(9)            *

Thomas S. Lacy...........................           27,500(10)           *

All officers and directors as a group (7
 persons)................................        1,226,580(11)        29.7%

--------
(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.
(2) Determined on the basis of 3,987,134 shares of Common Stock issued and outstanding, except that shares underlying stock options which are exercisable within 60 days are deemed to be outstanding for purposes of determining the percentage owned by holders of such options.
(3) Includes (i) 49,000 shares underlying immediately exercisable options and
    (ii) 30,000 shares owned by Gabriel Raviv as Trustee for the Gil Raviv Family Trust. Does not include (i) 174,000 shares owned by Gil Raviv as Trustee for the Gabriel Raviv Family Trust, (ii) 210,125 shares owned by Gabriel Raviv's wife, as to which Dr. Raviv disclaims beneficial ownership, and (iii) 41,000 shares underlying options which are not exercisable within 60 days.
(4) Includes (i) 7,500 shares underlying immediately exercisable options, (ii) 174,000 shares owned by Gil Raviv as Trustee for the Gabriel Raviv Family Trust and (iii) 40,000 shares owned by a corporation of which Dr. Raviv has approximately 42% of the voting power. Does not include (i) 30,000 shares owned by Gabriel Raviv as Trustee for the Gil Raviv Family Trust,
    (ii) 2,750 shares owned by Gil Raviv's wife, as to which Dr. Raviv disclaims beneficial ownership, and (iii) 3,500 shares underlying options which are not exercisable within 60 days.
(5) Includes 12,000 shares underlying immediately exercisable options. Does not include (i) 3,500 shares underlying options which are not exercisable within 60 days and (ii) 40,000 shares owned by a corporation of which Dr. Weingarten has approximately 22% of the voting power.
(6)  Based on a Schedule 13D filed by Dr. Levine.
(7) Includes 7,500 shares underlying immediately exercisable options, but excludes 3,500 shares underlying options which are not exercisable within 60 days.
(8) Includes 14,500 shares underlying immediately exercisable options but does not include 6,500 shares underlying options which are not exercisable within 60 days.
(9) Includes 750 shares owned by Mr. Milstein's son and 12,500 shares underlying immediately exercisable options, but excludes 3,500 shares underlying options which are not exercisable within 60 days.
(10) Includes 26,500 shares underlying immediately exercisable options, but excludes 15,500 shares underlying options which are not exercisable within 60 days.
(11) Includes 129,000 shares underlying options which are exercisable within 60 days, but does not include 77,000 shares underlying options which are not exercisable within 60 days.

                             ELECTION OF DIRECTORS

   The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until their successors are duly elected and qualified. The term of office of the current Class I directors expires at the 1999 Annual Meeting. The accompanying form of proxy will be voted for the election as director of the two Class I nominees listed below, who are now directors, unless the proxy contains contrary instructions. Management has no reason to believe that the nominees should become unable or unwilling to serve as directors. However, if the nominees should become unable or unwilling to serve as directors, the proxy will be voted for the election of such person or persons as shall be designated by the directors.

Class I directors with terms expiring at the 1999 Annual Meeting:

   Charles Z. Weingarten (60) has been a director of the Company since its inception in March 1979 and was President of the Company from its inception in March 1979 until February 1981 at which time he became Vice President-Medical Products. Dr. Weingarten resigned as Vice President--Medical Products effective August 1995. For more than 21 years, Dr. Weingarten has maintained a private surgical practice. He is an attending physician at Evanston Hospital, Glenbrook Hospital and Swedish Covenant, all located in the Chicago area. Dr. Weingarten is also an Assistant Professor at Northwestern Medical School. Dr. Weingarten received his M.D. degree from Tulane University Medical School and was certified by the American Board of Otolaryngology in 1969.

   Albert Milstein (52) has been a director of the Company since 1984 and has been a partner with the law firm of Winston & Strawn since 1978. Winston & Strawn renders legal services to the Company.

Class II nominees with terms expiring at the 2000 Annual Meeting:

   Gil Raviv (43) has been a director of the Company since its inception in March 1979 and was Executive Vice President from July 1984 until his resignation effective as of January 1, 1993. Dr. Raviv has been President of Snap Laboratories Inc., an apnea and snoring analysis business, since October 1993. Dr. Raviv received his Ph.D. in Electrical Engineering and Computer Sciences from Northwestern University and his M.S. in Physics from the Hebrew University, Jerusalem, Israel. Gil Raviv and Gabriel Raviv are brothers.

   Irving Kupferberg (72) has been a director of the Company since 1983 and has been President of Goldkup Investments, Inc., a firm specializing in packaging investments and syndications, since January 1986. Prior to his retirement on December 31, 1985, Mr. Kupferberg had been a partner of the public accounting firm of Kupferberg, Goldberg and Neimark since 1955.

Class III nominees with terms expiring at the 2001 Annual Meeting:

   Gabriel Raviv (48) has been a director of the Company since its inception in March 1979. He was Vice President of the Company from March 1979 until February 1981, when he became President and Chief Executive Officer. He is an Adjunct Professor at Northwestern University. From October 1975 until January 1981, Dr. Raviv was the director of the Clinical Research Instrumentation Laboratory at Evanston Hospital (an affiliate of Northwestern University). Dr. Raviv received his M.S. and Ph.D. degrees in Electrical Engineering and Computer Sciences from Northwestern University. Gabriel Raviv and Gil Raviv are brothers.

   Craig W. Moore (54) has been a director of the Company since 1992 and has been the Chairman of the Board and Chief Executive Officer of Everest Health Care Services Corp., a provider of dialysis to patients with renal failure, since October 1995. From March 1986 through September 1995, Mr. Moore was Executive Vice President of West Suburban Kidney Center, S.C., a renal dialysis business. Mr. Moore has also been President of Continental Health Care, Ltd., an extracorporeal services and supply company, since 1986, and President of New York Dialysis Management, a dialysis management business, since 1990. Mr. Moore has over 20 years of experience in the healthcare industry with American Hospital Supply Corporation, Baxter Healthcare Corporation, and his current companies.

   The Board of Directors met four times during fiscal 1999. Each of the directors attended at least 75 percent of the aggregate of all meetings of (i) the Board of Directors and (ii) the committees thereof on which such director served, held during their terms. The Board of Directors has an Audit Committee. The Company does not have a Compensation Committee or a Nominating Committee. The functions of the Audit Committee, which currently consists of Craig Moore and Irving Kupferberg, include the selection of the independent public accountants, the review of the annual audit, the approval of non-audit professional services performed by such accountants and the review of the scope and adequacy of the Company's internal accounting controls. The Audit Committee met twice during fiscal 1999. In June 1994, the Board of Directors established a Stock Option Committee, consisting of Irving Kupferberg and Albert Milstein, to administer the Company's 1994 Stock Option Plan (the "Plan.")

                             DIRECTOR COMPENSATION

   Directors who are not salaried officers of the Company received fees of approximately $2,000 per meeting during fiscal 1999. Directors have also received, and future directors will be entitled to receive, certain stock options under the Plan.

                            EXECUTIVE COMPENSATION

   The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and each other executive officer whose cash compensation exceeded $100,000 during the fiscal year ended February 28, 1999, (the "named executive officers"), for services rendered during the fiscal years ended February 28, 1999, February 28, 1998 and February 28, 1997:

                          Summary Compensation Table

                                                        Annual Compensation
    Name and                                         --------------------------
    Principal                                                       All Other
    Position                                         Year  Salary  Compensation
    ---------                                        ---- -------- ------------
Gabriel Raviv, Ph.D................................. 1999 $208,735   $13,918(1)
 President and Chief                                 1998 $198,795   $ 7,595(2)
 Executive Officer                                   1997 $176,326   $ 6,639(3)

Thomas S. Lacy...................................... 1999 $157,962   $ 3,570(4)
 Vice President,                                     1998 $143,028   $ 3,570(4)
 Sales & Marketing                                   1997 $123,585   $ 3,570(4)

--------
(1) Represents $7,167 paid by the Company for Dr. Raviv's automobile, a $1,951 split dollar life insurance premium paid by the Company for the benefit of Dr. Raviv and a $4,800 discretionary contribution made on behalf of Dr. Raviv by the Company to a profit sharing plan (the "401(k) Plan") under
    Section 401(k) of the Internal Revenue Code of 1986, as amended. As of February 28, 1999, the amount deemed loaned to Dr. Raviv under the split dollar life insurance policy aggregated $291,005.
(2) Represents $2,513 paid by the Company for Dr. Raviv's automobile, a $1,882 split dollar life insurance premium paid by the Company for the benefit of Dr. Raviv and a $3,200 discretionary contribution made on behalf of Dr. Raviv by the Company to the 401(k) Plan.
(3) Represents $1,696 paid by the Company for Dr. Raviv's automobile, a $1,943 split dollar life insurance premium paid by the Company for the benefit of Dr. Raviv and a $3,000 discretionary contribution made on behalf of Dr. Raviv by the Company to the 401(k) Plan.
(4) Represents payments for Mr. Lacy's automobile.

   The following table sets forth certain information with respect to individual grants of stock options during the fiscal year ended February 28, 1999 to each of the named executive officers:

                     Option/SAR Grants in Last Fiscal Year

                               Individual Grants

                                                 % of Total
                                                Options/SARs Exercise
                                                 Granted to  or Base
                                   Options/SARs Employees in  Price   Expiration
Name                               Granted (#)  Fiscal Year   ($/Sh)     Date
----                               ------------ ------------ -------- ----------
Gabriel Raviv.....................    2,000        5.71%      $3.37    08/19/03
Thomas S. Lacy....................        0           0%      $0.00    00/00/00

   The following table sets forth certain information with respect to each exercise of stock options during the fiscal year ended February 28, 1999 by the named executive officers and the number and value of unexercised options held by the named executive officers as of February 28, 1999.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End

                               Option/SAR Values

                                                                        Value of
                                                        Number of     Unexercised
                                                       Unexercised    In-the-Money
                                                      Options/SARs  Options/SARs at
                                                        at Fiscal     Fiscal Year
                                                        Year-End         Ended
                         Shares Acquired    Value     Exercisable/    Exercisable/
Name                     on Exercise (#) Realized ($) Unexercisable  Unexercisable
----                     --------------- ------------ ------------- ----------------
Gabriel Raviv, Ph.D.....     43,000        $124,100   30,000/60,000 $129,325/231,929
Thomas S. Lacy..........          0               0   25,750/13,250 $ 72,469/ 44,531

              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                      AND CHANGE-IN-CONTROL ARRANGEMENTS

   In May 1986, the Company entered into an employment agreement (the "Agreement") with Gabriel Raviv, Ph.D. The Agreement is for two-year renewable periods and provides for a salary with annual cost of living or other adjustments, benefits and bonuses as the Board of Directors may determine which, during fiscal 1999, aggregated $217,853. The Agreement provides for Dr. Raviv's right to terminate his employment upon any change in control of the Company and to receive upon such termination compensation approximately equal to three times the present value of the average annual compensation received by Dr. Raviv during the five years preceding the year in which the change in control occurs, less any compensation arising out of any stock option or the value of life insurance policies transferred to Dr. Raviv upon such termination. The Agreement includes confidentiality and nondisclosure provisions and covenants not to compete for one year after termination of employment.

   In connection with his appointment as Vice President-Sales & Marketing of the Company in January 1994, the Company agreed to pay to Thomas S. Lacy a severance payment equal to six months salary if his employment with the Company is terminated at any time, such severance payment to be based upon his minimum annual salary at the time of any such termination.

                         COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

   To the Company's knowledge, there were no delinquent Section 16(a) filers.

                                    GENERAL

   Grant Thornton LLP served as the Company's independent auditors for the fiscal year ended February 28, 1999. A representative of Grant Thornton LLP will be present at the Annual Meeting with the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions. The Board of Directors of the Company has designated Grant Thornton LLP as independent auditors for the current fiscal year.

   The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, proxies will be voted on these other matters in accordance with the best judgment of the persons appointed to vote the proxies.

   The Company will bear the cost of preparing, assembling and mailing all proxy materials which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies, for no additional compensation, by telephone. The Company does not expect to pay any compensation for the solicitation of proxies.

   The Annual Report of the Company for the fiscal year ended February 28, 1999 is being mailed with this proxy statement to stockholders entitled to vote at the meeting. A copy of the Company's Annual Report on Form 10-KSB for its fiscal year ended February 28, 1999, as filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder upon written request to Bio-logic Systems Corp., One Bio-logic Plaza, Mundelein, Illinois 60060, Attn: Investor Relations.

                             STOCKHOLDER PROPOSALS

   All proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's executive office no later than February 29, 2000, for inclusion in the proxy statement and form of proxy related to that meeting.

                                          By Order of the Board of Directors

                                          Gabriel Raviv, Ph.D.,
                                          President and Chief Executive
                                          Officer

Dated: June 25, 1999

PROXY                                                                      PROXY
                            BIO-LOGIC SYSTEMS CORP.
                              One Bio-Logic Plaza
                           Mundelein, Illinois 60060

           The Proxy is solicited on behalf of the Board of Directors

  The undersigned stockholder of Bio-logic System Corp., a company organized under the laws of the State of Delaware, hereby appoints Charles Z. Weingarten and Albert Milstein as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Bio-logic Systems Corp. held of record by the undersigned on June 23, 1999 at the Annual Meeting of Stockholders to be held on August 19, 1999, at 10:00 A.M. Central Daylight Time or at any adjournment thereof.

    NEW ADDRESS: --------------------------------------------------------------
                 --------------------------------------------------------------

   Check here for address change

                                  SEE REVERSE
                                      SIDE
             (Continued and to be signed and dated on reverse side)

                                                  ----
Please mark your votes as in this example.
 X
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED BELOW.

                               WITHHOLD AUTHORITY
                                      FOR
1. To elect
Nominees:Charles Z. Weingarten
    Albert Milstein
(Instructions: To withhold authority for any individual nominee, print that nominee's name on the line printed below.)
--------------------------------------------------------------------------------
2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
SIGNATURE(S)
     --------------------------------   DATE __________________________________
     --------------------------------   DATE __________________________________
        Signature if held jointly